Exhibit 7

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4
*CUSIP:     21988G486

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2002.

INTEREST ACCOUNT

Balance as of March 21, 2002 ................................              $0.00
         Scheduled Income received on securities ............      $3,286,890.75
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to the Holders ........................     -$2,373,865.00
         Distribution to Depositor ..........................       -$913,025.21
         Distribution to Trustee ............................             -$0.54
Balance as of August 1, 2002 ................................              $0.00

PRINCIPAL ACCOUNT

Balance as of March 21, 2002 ................................              $0.00
         Scheduled Principal received on securities .........              $0.00

LESS:
         Distribution to Holders ............................             -$0.00
Balance as of August 1, 2002 ................................              $0.00

                 UNDERLYING SECURITIES HELD AS OF August 1, 2002

           Principal Amount                  Title of Security
           ----------------                  -----------------
            $66,287,000          DaimlerChrysler Corporation, formerly known as
                                 Chrysler Corporation 7.45% Debentures due
                                 February 1, 2097
                                 *CUSIP: 171196AS7

            $22,100,000          DaimlerChrysler Corporation, formerly known as
                                 Chrysler Corporation 7.40% Debentures due
                                 August 1, 2097
                                 *CUSIP: 171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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